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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 20, 2004


                                 LINK ENERGY LLC
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-50195               76-0424520
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



  2000 WEST SAM HOUSTON PARKWAY SOUTH,
       SUITE 400, HOUSTON, TEXAS                       77042
(Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: (713) 993-5200




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         At a meeting of the board of directors of Link Energy LLC (the "Company") on April 20, 2004, the board, in connection with the dissolution and winding-up of the Company as a result of the sale of its crude oil marketing, pipeline and trucking transportation businesses to Plains All-American Pipeline, L.P. in early April, among other things (i) removed all existing officers from their positions and, effective May 1, 2004, elected (A) Thomas M. Matthews as Chairman of the Board of Directors and Chief Executive Officer of the Company and (B) John Zimmerman as Secretary of the Company; (ii) decided not to replace Company directors Daniel J. Zaloudek, Julie H. Edwards and S. Wil VanLoh, Jr. who had all previously resigned subsequent to the Company's dissolution, and
(iii) established that the size of the board would be limited to four directors and would include Mr. Matthews, James M. Tidwell, Robert E. Ogle and J. Robert Chambers, all of whom were existing members of the board.

         Effective May 1, 2004, the Company has no employees. Eight former employees, including Mr. Matthews and Mr. Zimmerman, will continue to serve as independent contractors for the Company on an "as needed" basis in connection with liquidation activities.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 13, 2004                          LINK ENERGY LLC



                                            By: /s/ Thomas M. Matthews
                                               ---------------------------------
                                               Thomas M. Matthews
                                               Chairman of the Board and
                                               Chief Executive Officer



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